      As filed with the Securities and Exchange Commission on July 2, 2001
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                             COOPER INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               OHIO                                           31-4156620
   (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                            Identification No)

  600 Travis, Suite 5800
  Houston, Texas                                                  77002
  (Address of principal executive offices)                      (Zip Code)

                          -----------------------------

                             COOPER INDUSTRIES, INC.
                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN

                          -----------------------------

                            Diane Kosmach Schumacher
                             Senior Vice President,
                          General Counsel and Secretary
                             600 Travis, Suite 5800
                              Houston, Texas 77002
                     (Name and address of agent for service)
                                 (713) 209-8400
                     (Telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                       Proposed maximum         Proposed maximum
 Title of securities to         Amount to be            offering price              aggregate               Amount of
      be registered           registered(1)(2)            per unit(3)            offering price          registration fee
------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value          5,000,000
     $5.00 per share               shares                   $38.68                $193,400,000                $48,350
==============================================================================================================================

Notes:
1. Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 5,000,000 shares of common stock in addition to shares previously registered under Registration Statement No. 333-08277.
2. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Cooper Industries, Inc. Amended and Restated Stock Incentive Plan.
3. Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the average of the high and low sales prices of $39.210 and $38.150 per share for Cooper common stock as reported on the New York Stock Exchange on June 26, 2001.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 333-08277 on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is filed to register 5,000,000 additional shares of common stock, par value $5.00 per share of Cooper Industries, Inc., which have been reserved for issuance under the Cooper Industries, Inc. Amended and Restated Stock Incentive Plan (the "Plan"). A total of 7,000,000 shares of the common stock reserved under the Plan have previously been registered on Registration Statement No. 333-08277, filed on July 17, 1996. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of Registration Statement No. 333-08277 are hereby incorporated by reference herein, and the opinion and consents listed at Item 8 below are annexed hereto.

ITEM 8.  EXHIBITS.

The following is a list of exhibits filed with this registration statement:

Number           Description
------           -----------

4.1 Twenty-Seventh Amended Articles of Incorporation of Cooper (incorporated herein by reference to Exhibit 3.1 of Cooper's Form 8-K dated August 5, 1997).

4.2 Rights Agreement dated August 5, 1997 between Cooper and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Cooper's registration statement on Form 8-A dated August 14, 1997).

4.3 Form of Indenture dated as of January 15, 1990, between Cooper and The Chase Manhattan Bank (National Association), as Trustee (incorporated herein by reference to Exhibit 4(a) of Registration Statement No. 33-33011).

4.4 Cooper Industries, Inc. Amended and Restated Stock Incentive Plan (incorporated herein by reference to Appendix B to Cooper's Proxy Statement for the Annual Meeting of Shareholders held on April 24, 2001.

5.1 Opinion of Diane K. Schumacher as to legality of securities being issued.

23.1              Consent of Diane K. Schumacher (included in Exhibit 5.1).

23.2              Consent of Ernst & Young LLP, Independent Auditors.

24.1 Powers of Attorney from members of Cooper's Board of Directors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 2, 2001.

                                         COOPER INDUSTRIES, INC.

                                         By: */s/ Diane K. Schumacher
                                             -------------------------------
                                             Diane K. Schumacher
                                             Senior Vice President, General
                                             Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                Director, Chairman of the Board,
                                                                President and Chief
*/s/  H. John Riley, Jr.                                        Executive Officer                       July 2, 2001
-------------------------------------------------------------
                      H. John Riley, Jr.

                                                                Senior Vice President  and Chief
*/s/  D. Bradley McWilliams                                     Financial Officer                       July 2, 2001
-------------------------------------------------------------
                    D. Bradley McWilliams

                                                                Vice President and Controller
*/s/  Jeffrey B. Levos                                          (Principal Accounting Officer)          July 2, 2001
-------------------------------------------------------------
                       Jeffrey B. Levos


 */s/ Warren L. Batts                                           Director                                July 2, 2001
-------------------------------------------------------------
                       Warren L. Batts


 */s/Robert M. Devlin                                           Director                                July 2, 2001
-------------------------------------------------------------
                       Robert M. Devlin


 */s/ Clifford J. Grum                                          Director                                July 2, 2001
-------------------------------------------------------------
                       Clifford J. Grum

 */s/  Linda A. Hill                                            Director                                July 2, 2001
-------------------------------------------------------------
                        Linda A. Hill


 */s/ John D. Ong                                               Director                                July 2, 2001
-------------------------------------------------------------
                         John D. Ong


 */s/ Sir Ralph H. Robins                                       Director                                July 2, 2001
-------------------------------------------------------------
                     Sir Ralph H. Robins

 */s/ H. Lee Scott                                              Director                                July 2, 2001
-------------------------------------------------------------
                         H. Lee Scott


 */s/ Dan F. Smith                                              Director                                July 2, 2001
-------------------------------------------------------------
                         Dan F. Smith


 */s/ Gerald B. Smith                                           Director                                July 2, 2001
-------------------------------------------------------------
                       Gerald B. Smith


 */s/ James R. Wilson                                           Director                                July 2, 2001
-------------------------------------------------------------
                       James R. Wilson



* by:    */s/ Diane K. Schumacher
         ---------------------------
         Diane K. Schumacher
         Pursuant to Powers of Attorney filed as Exhibit 24.1

                                INDEX TO EXHIBITS


Number           Description
------           -----------

4.1 Twenty-Seventh Amended Articles of Incorporation of Cooper (incorporated herein by reference to Exhibit 3.1 of Cooper's Form 8-K dated August 5, 1997).

4.2 Rights Agreement dated August 5, 1997 between Cooper and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Cooper's registration statement on Form 8-A dated August 14, 1997).

4.3 Form of Indenture dated as of January 15, 1990, between Cooper and The Chase Manhattan Bank (National Association), as Trustee (incorporated herein by reference to Exhibit 4(a) of Registration Statement No. 33-33011).

4.4 Cooper Industries, Inc. Amended and Restated Stock Incentive Plan (incorporated herein by reference to Appendix B to Cooper's Proxy Statement for the Annual Meeting of Shareholders held on April 24, 2001.

5.1 Opinion of Diane K. Schumacher as to legality of securities being issued.

23.1             Consent of Diane K. Schumacher (included in Exhibit 5.1).

23.2             Consent of Ernst & Young LLP, Independent Auditors.

24.1             Powers of Attorney from members of Cooper's Board of Directors.